Exhibit 99.1

Storage Technology Corporation            303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla Kimrey	Joe Fuentes
	Vice President, Investor Relations	Manager, Global Public Relations
	303-673-3388	303-661-2523
	ask_stk@storagetek.com	joe_fuentes@storagetek.com

STORAGETEK ANNOUNCES THIRD QUARTER REVENUE
AND EARNINGS GROWTH

Total Revenue Increased 4 Percent and Net Income Improved by 30 Percent

LOUISVILLE, Colo., Oct. 21, 2003 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced third quarter 2003 net income of $31.0 million, or $0.28 diluted earnings per share. These amounts compare to net income of $23.9 million, or $0.22 diluted earnings per share, for the third quarter of 2002. Revenue for the third quarter of 2003 was $520.3 million compared to $501.7 million for the third quarter of 2002.

Net income for the first nine months of 2003 was $77.6 million, or $0.70 diluted earnings per share, compared to $49.0 million, or $0.46 diluted earnings per share, for the first nine months of 2002. Revenue for the first nine months of 2003 was $1.53 billion compared to $1.45 billion for the first nine months of 2002.

“StorageTek’s Information Lifecycle Management™ strategy is resonating well with customers,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “Our success this quarter was in disk solutions, storage services and especially in open-system automated tape solutions. StorageTek is a total solutions provider and our customers look to us as a key player for help in successfully managing their data in the most efficient and effective manner.

“StorageTek’s approach of Information Lifecycle Management™ helps our customers effectively and efficiently manage one of their most costly and poorly utilized assets – primary disk. By moving rarely accessed data and multiple copies of data off primary disk to our open disk, our ATA disk systems and our libraries, we free up disk capacity for use in supporting the customers’ growth in data. Whether it is in disaster recovery, archival storage or overall storage management, StorageTek helps customers save more time, money and resources,” said Martin.

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STORAGETEK ANNOUNCES THIRD QUARTER RESULTS      2-2-2/

Revenue from disk solutions grew 14 percent for the quarter and 33 percent year-to-date over the same periods in 2002. Storage services revenue was up 7 percent for the quarter and 11 percent year-to-date over 2002. “This continues to show that customers are looking to StorageTek for full storage solutions,” said Martin.

Financial highlights for the quarter include an increase in cash and investments to $928 million and quarterly cash flow from operations of approximately $117 million. “All in all, the balance sheet continues to get stronger. We had another excellent quarter in generating cash and are closing in on a billion dollars in cash and investments. This provides us the financial strength and flexibility to further invest in technologies, solutions, and distribution capabilities,” said Robert Kocol, StorageTek’s chief financial officer.

StorageTek will conduct the third quarter 2003 financial results conference call today at 5:00 p.m. EDT. Please join us at http://storagetek.shareholder.com/medialist.cfm for a live audio webcast.

If you prefer to join via telephone line, please dial 888.208.1812 at least 5 minutes prior to the start of the call. International participants should dial 719.457.2656.

A replay of the call will be available on the web. The replay via phone line will be available beginning at 7:30 p.m. EDT today and running through midnight Tuesday, October 28, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 655879.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle ManagementTM strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

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STORAGETEK ANNOUNCES THIRD QUARTER 2003 RESULTS      3-3-3/

About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions that are easy to manage, integrate well with existing infrastructures and allow universal access to data across servers, media types and networks. StorageTek provides practical and safe storage solutions in disk, networking, services, tape and tape automation. For more information, see www.storagetek.com, or call 1.800.786.7835.

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TRADEMARKS: StorageTek and the StorageTek logo are registered trademarks of Storage Technology Corporation. Other names mentioned may be trademarks of Storage Technology Corporation or other vendors/manufacturers.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Nine Months Ended
	09/26/03	09/27/02	09/26/03	09/27/02
Revenue
Storage products	$312,435	$307,335	$906,844	$889,379
Gross profit margin	47%	46%	46%	44%

Storage services	207,825	194,370	620,634	560,167
Gross profit margin	43%	45%	43%	44%

Total revenue	520,260	501,705	1,527,478	1,449,546

Cost of revenue	283,192	273,520	839,985	808,123

Gross profit	237,068	228,185	687,493	641,423
Gross profit margin	46%	45%	45%	44%

Research and product development costs	49,803	53,354	150,786	162,385
Selling, general, and administrative expense	145,028	141,958	432,051	412,952

Operating profit	42,237	32,873	104,656	66,086

Interest income	2,556	2,837	7,564	7,439
Interest expense	(486)	(540)	(1,353)	(1,568)

Income before income taxes	44,307	35,170	110,867	71,957

Provision for income taxes	(13,300)	(11,300)	(33,300)	(23,000)

Net income	$31,007	$23,870	$77,567	$48,957

EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.29	$0.23	$0.72	$0.47

Weighted-average shares	108,612	105,268	107,652	104,903

Diluted earnings per common share	$0.28	$0.22	$0.70	$0.46

Weighted-average and dilutive potential shares	111,502	107,121	110,273	107,360

SUPPLEMENTAL FINANCIAL DATA - STORAGE PRODUCTS REVENUE

Tape products	$240,729	$239,736	$692,302	$702,500
Disk products	38,074	33,309	117,487	88,570
Network products	23,776	24,851	65,852	61,616
Other	9,856	9,439	31,203	36,693

Total storage products	$312,435	$307,335	$906,844	$889,379

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	09/26/03	12/27/02
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$888,204	$657,599
Short-term investments	9,950	--
Accounts receivable	474,175	566,863
Inventories	115,258	133,275
Deferred income tax assets	116,217	99,246
Other current assets	3,572	7,256

Total current assets	1,607,376	1,464,239

Long-term investments	29,873	--
Property, plant, and equipment	214,165	240,021
Spare parts for maintenance	45,437	39,346
Deferred income tax assets	103,060	114,002
Other assets	118,460	118,532

Total assets	$2,118,371	$1,976,140

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,015	$773
Accounts payable	111,556	135,348
Accrued liabilities	429,125	421,511
Income taxes payable	229,703	215,240
Other current liabilities	51,725	35,144

Total current liabilities	823,124	808,016

Long-term debt	10,576	10,361

Total liabilities	833,700	818,377

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value	11,039	10,685
Capital in excess of par value	975,275	908,100
Retained earnings	337,727	260,160
Accumulated other comprehensive loss	(19,020)	(9,584)
Treasury stock	(5,142)	(4,444)
Unearned compensation	(15,208)	(7,154)

Total stockholders’ equity	1,284,671	1,157,763

Total liabilities and stockholders’ equity	$2,118,371	$1,976,140

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	09/26/03	09/27/02
OPERATING ACTIVITIES
Cash received from customers	$1,649,037	$1,465,480
Cash paid to suppliers and employees	(1,395,623)	(1,202,442)
Interest received	7,123	7,078
Interest paid	(960)	(1,288)
Income tax paid	(9,461)	(11,229)

Net cash provided by operating activities	250,116	257,599

INVESTING ACTIVITIES
Purchases of investments	(39,703)	--
Purchases of property, plant, and equipment	(31,844)	(83,003)
Proceeds from sale of property, plant, and equipment	3,746	354
Other assets	1,045	(14,321)

Net cash used in investing activities	(66,756)	(96,970)

FINANCING ACTIVITIES
Repayments of credit facilities, net	--	(73,401)
Proceeds from employee stock plans	45,549	14,280
Proceeds from other debt	676	1,166
Repayments of other debt	(1,382)	(1,868)

Net cash provided by (used in) financing activities	44,843	(59,823)

Effect of exchange rate changes on cash	2,402	(4,066)

Increase in cash and cash equivalents	230,605	96,740
Cash and cash equivalents - beginning of the period	657,599	453,217

Cash and cash equivalents - end of the period	$888,204	$549,957

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$77,567	$48,957
Depreciation and amortization expense	64,760	70,501
Inventory writedowns	18,565	28,996
Translation (gain) loss	21,990	(461)
Other non-cash adjustments to income	(20,307)	17,433
Decrease in accounts receivable	121,559	15,934
Decrease in other current assets	7,758	531
(Increase) decrease in inventories	(3,087)	42,695
Increase in spare parts	(13,214)	(17,724)
(Increase) decrease in deferred income tax assets	(4,907)	993
Increase (decrease) in accounts payable	(26,246)	26,934
Increase (decrease) in accrued liabilities	(9,494)	8,938
Increase (decrease) in other current liabilities	(4,198)	3,694
Increase in income taxes payable	19,370	10,178

Net cash provided by operating activities	$250,116	$257,599